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                         EXHIBIT NO. 11

         STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                 Three Months Ended
                                     ---------------------------------------
                                      March 31, 1997         March  31, 1996
                                     ---------------------------------------
(in thousands)                        Shares     EPS          Shares    EPS
                                     ----------------       ----------------
PRIMARY EARNINGS PER SHARE

Average shares outstanding           97,681                 89,183
Common Stock equivalents                812                    571
                                     ----------------       ----------------
 Primary shares/EPS                  98,492     $0.72       89,754     $0.64
                                     ================       ================


FULLY DILUTED EARNINGS PER SHARE

Average shares outstanding           97,681                 89,183
Common Stock equivalents                812                    616
                                     ----------------       ----------------
 Fully diluted shares/EPS            98,492     $0.72       89,799     $0.64
                                     ================       ================